UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2017

AMERICAN AIRLINES GROUP INC.

AMERICAN AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas 4333 Amon Carter Blvd., Fort Worth, Texas		76155 76155
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(817) 963-1234

(817) 963-1234

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

American Airlines Group Inc. (“AAG”) and American Airlines, Inc. (“American Airlines”) are filing this Amendment No. 1 (the “Form 8-K/A”) to their Current Report on Form 8-K (the “Form 8-K”), filed with the U.S. Securities and Exchange Commission on August 21, 2017, solely to correct the title of the signatory, Kenneth W. Wimberly.

Except as specifically noted above, this Form 8-K/A does not modify or update disclosures in the original Form 8-K. Accordingly, this Form 8-K/A does not reflect events occurring after the filing of the Form 8-K or modify or update any related or other disclosures. This Form 8-K/A should be read in conjunction with the original Form 8-K, which continues to speak as of the date of the Form 8-K.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 21, 2017 (the “Closing Date”), American Airlines, Inc. (“American”) and American Airlines Group Inc. (“AAG”) entered into a Second Amendment to Credit and Guaranty Agreement (the “Second Amendment”), amending the Credit and Guaranty Agreement dated as of April 29, 2016 (as amended prior to the date hereof, the “April 2016 Credit Agreement”), among American, AAG, the lenders from time to time party thereto, Barclays Bank PLC, as administrative agent, and certain other parties thereto. Pursuant to the Second Amendment, a new a revolving credit facility has been added to the April 2016 Credit Agreement with aggregate commitments of $300 million, a maturity date of October 13, 2022 and an interest rate margin of 2.25% for revolving loans under the revolving credit facility with interest rates based on LIBOR and an interest rate margin of 1.25% for revolving loans with interest rates based on an index.

On the Closing Date, American and AAG also entered into a Third Amendment to Amended and Restated Credit and Guaranty Agreement (the “Third Amendment”), amending the Amended and Restated Credit and Guaranty Agreement dated as of May 21, 2015 (as amended prior to the date hereof, the “2013 Credit Agreement”), among American, AAG, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent, and certain other parties thereto. Pursuant to the Third Amendment, the revolving credit facility commitments under the 2013 Credit Agreement are reduced to an aggregate of $1,200 million from $1,400 million, the maturity date of the revolving credit facility under the 2013 Credit Agreement is extended to October 13, 2022, and the interest rate margin for the revolving loans under the 2013 Credit Agreement with interest rates based on LIBOR was reduced to 2.25% from 3.00% and for revolving loans with interest rates based on an index was reduced to 1.25% from 2.00%.

On the Closing Date, American and AAG also entered into a Fourth Amendment to Amended and Restated Credit and Guaranty Agreement (the “Fourth Amendment”), amending the Amended and Restated Credit and Guaranty Agreement dated as of April 20, 2015 (as amended prior to the date hereof, the “2014 Credit Agreement”), among American, AAG, the lenders from time to time party thereto, Citibank N.A., as administrative agent, and certain other parties thereto. Pursuant to the Fourth Amendment, the revolving credit facility commitments under the 2014 Credit Agreement are reduced to an aggregate of $1,000 million from $1,025 million, the maturity date of the revolving credit facility under the LHR Credit Agreement is extended to October 13, 2022 and the interest rate margin for the revolving loans under the 2014 Credit Agreement with interest rates based on LIBOR was reduced to 2.25% from 3.00% and for revolving loans with interest rates based on an index was reduced to 1.25% from 2.00%..

As of the Closing Date, there were no borrowings or letters of credit outstanding under any of the revolving credit facilities established under the Spare Parts Credit Agreement, the 2013 Credit Agreement or the 2014 Credit Agreement.

See the Quarterly Report on Form 10-Q of AAG and American for the period ended June 30, 2017 for more information regarding the credit facilities established under the April 2016 Credit Agreement, 2013 Credit Agreement and the 2014 Credit Agreement.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information described under Item 1.01 above “Entry into a Material Definitive Agreement” is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: August 22, 2017	By:	/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Vice President

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES, INC.

Date: August 22, 2017	By:	/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Vice President